Exhibit 10.03

                       AMERICAN INDEPENDENT NETWORK, INC.
                                 PROMISSORY NOTE

Amount: $ 250,000                                     Dated: November 17, 1998



      FOR VALUE RECEIVED, the undersigned, American Independent Network, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Bob and Judy Bryant ("Lender") pursuant to the terms of this promissory note (the "Note"), the principal sum of two hundred fifty thousand dollars ($250,000) (the "Amount Advanced"), maturing ninety days (90) months (the "Maturity Date") from the date first written above (the "Execution Date").

      1.    INTEREST RATE.

            The unpaid principal under the Note shall bear interest at a rate of ten percent (10%) per annum to be paid monthly for the term of this Note.

      2.    COMPUTATION.

            Interest not paid when due shall be added to the unpaid principal balance and shall thereafter bear interest at the same rate as principal. All payments (including prepayments) hereunder are to be applied first to the payment of accrued interest and the remaining balance shall be applied to the payment of principal. Accrued interest shall be computed on the basis of a three hundred and sixty (360) day year, based on the actual number of days elapsed.

      3.    PAYMENTS.

            The Amount Advanced shall be payable in full at the Maturity Date.

      4.    VOLUNTARY PREPAYMENTS.

            Maker may at any time, prepay the unpaid Amount Advanced evidenced by this Note, or any interest or principal due hereunder, in whole or in part, without penalty or premium, by paying to Lender, in cash or by wire transfer or immediately available federal funds, the amount of such prepayment. If any such prepayment is less than a full prepayment, then such prepayment shall be applied first to the payment of accrued interest and the balance remaining applied to the payment of principal.

      5.    LAWFUL MONEY: DESIGNED PLACES OF PAYMENT.

            All principal and interest due hereunder is payable by cashiers check or wire transfer at Lender's designated address. Except as otherwise set forth herein, the Amount Advanced under this Note, plus all accrued interest but unpaid interest thereon, shall be due and payable at the Maturity Date. All principal and interest payments are due at 5:00 P.M. Pacific Standard Time on the date due, payable in lawful money of the United States.

      6.    COMMON STOCK: PIGGY-BACK REGISTRATION RIGHTS.

            6.1 COMMON STOCK. In consideration of the Amount Advanced, Maker will issue to Lender 30,000 shares of Common Stock (the "Shares").

            6.2 PIGGY-BACK REGISTRATION RIGHTS. All shares of Common Stock issued to Lender, pursuant to Section 6 of this Agreement, shall include unlimited piggy-back registration rights as set forth in the attached "Registration Rights Agreement."

      7.    WAIVERS.

            Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

      8.    DEFAULT.

            Maker will be in default if any of the following occurs: (a) Maker fails to make payments when due; (b) Maker breaks any promise made herein to Lender, or Maker fails to perform at the time and strictly in the manner provided in this Note; (c) any representation or statement made or furnished to Lender by Maker or on Maker's behalf is false or misleading in any material respect; (d) Maker becomes insolvent, a receiver is appointed for any part of Maker's property, Maker makes an assignment for the benefit of creditors, or any proceeding is commenced either by Maker or against Maker under any bankruptcy or insolvency laws; or (e) any creditor attempts to take or takes any of Maker's property on or in which lender has a lien or security interest. It is expressly agreed that, upon the occurrence of an event of default, as defined herein, the unpaid principal balance of this Note, together with interest accrued thereon, shall be due and payable immediately without presentment, demand, protest, notice of protest, all of which are hereby expressly waived.

      9.    ATTORNEYS' FEES.

            In the event it should become necessary to employ counsel to collect this Note, Maker agrees to pay the reasonable attorneys' fees and cost of the Lender incurred in connection with Lender's collection efforts, irrespective of whether suit is brought.

      10.   LENDERS ADDRESS OF RECORD.

            All payments of principal and interest, provided by Section 3 herein, shall be mailed to Lender at:

            Bob and Judy Bryant
            4733 Trail Bend Circle
            Fort Worth, Texas 76109

            ----------------------------

      11.   SECTION HEADINGS.

            Headings and numbers have set forth for convenience only. Unless the contrary is complied by the context, everything contained in each Section applies equally to the entire Note.

      12.   AMENDMENTS IN WRITING.

            This Note may be changed, modified or amended only by a writing signed by both Maker and Lender.

      13.   CHOICE OF LAW.

            This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of Texas.

            Maker agrees that the venue of any and all disputes, including collections, arising from this promissory note shall be in Forth Worth, Tarrant County, Texas, United States of America.

      14.   WAIVER OF TRIAL BY JURY.

            Maker hereby waives, to the extend permitted under applicable law, any right to trial by jury in any action or proceeding relating to this Note.

Made and Executed at

American Independent Network, Inc.
6125 Airport Freeway #200
Fort Worth, Texas 76117



/S/ DR. DON SHELTON
----------------------
Dr. Don Shelton, CEO